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                                                                   Exhibit 10.29

                                   TERMINATION
                                       OF
                              EMPLOYMENT AGREEMENT

         This Termination of Employment Agreement is entered into this 29th day of August, 1997 between Ancor Communications, Incorporated (the "Company") and Dale C. Showers ("Showers").

         WHEREAS, the Company and Showers are parties to an Employment Agreement dated January 1, 1994, which was amended pursuant to Amendment No. 1 to Employment Agreement dated November 4, 1994 (together, the "Employment Agreement").

         WHEREAS, the Company and Showers now wish to terminate such Employment Agreement and to provide for certain other matters.

         NOW, THEREFORE, in consideration of the above and the mutual covenants contained herein, the Company and Showers agree as follows:

         1. The Company and Showers mutually agree to terminate the Employment Agreement, and the Employment Agreement shall be so terminated effective as of September __, 1997, provided, however, that Showers' obligations pursuant to Sections 5.01, 5.02, 7.04 and 8.05 of the Employment Agreement shall survive such termination.

         2. In consideration of Showers' agreement to terminate the Employment Agreement, the Company shall:

                  (a) Continue to pay the lease payments on the automobile currently leased by the Company for Showers' use for the remainder of the lease term, and allow Showers to continue to use such vehicle for his benefit during such lease term. Upon completion of such lease, the Company shall purchase such vehicle for the benefit of Showers, and title to such vehicle shall be transferred to Showers. The Company shall continue to pay all costs and expenses relating to licensing, insuring, maintaining and repairing such automobile during the term of the lease, and thereafter, all such costs and expenses shall be borne by Showers.

                  (b) Continue to pay the premium costs of the life insurance policy on the life of Showers issued by Federal Kemper Life Assurance Company on March 18, 1992 (Policy No. 2073090) in the amount of $255,000 until Employee becomes 71 years old, with the beneficiary under such policy to be named by Showers.

         3. Other than as set forth herein, none of the parties' other rights or obligations under the Employment Agreement shall continue after the date set forth in Paragraph 1 hereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Termination of Employment Agreement as of the date set forth in the first paragraph hereof.

                                 ANCOR COMMUNICATIONS, INCORPORATED

                                 /S/ KENNETH E. HENDRICKSON
                                 ----------------------------------
                                 By: Kenneth E. Hendrickson
                                 Its: Chief Executive Officer

                                 DALE C. SHOWERS

                                 /S/ DALE SHOWERS
                                 ----------------------------------